The Board of Trustees
Republic Portfolios

In planning and performing our audit of
the financial statements of Republic
Fixed Income Portfolio,Republic
International Equity Portfolio and Republic
Small Cap Equity Portfolio (Republic
Portfolios), for the year ended October
31, 1997, we considered its internal
control,including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Republic Portfolios
is responsible for
establishing and maintaining internal
control.  In fulfilling this
responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entitity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisitions, use or disposition.

Because of inherent limitations in
internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risks that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American
Institute of Certified Public
Accountants.  A material weakness is a
condition in which the design or
operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 1997.

This report is intended solely for the
information and use of management, the
Board of Trustees of Republic
Portfolios and the Securities and Exchange
Commission.

KPMG

Toronto, Ontario
December 29, 1997